Exhibit 21
ARRAY DIGITAL INFRASTRUCTURE, INC.
SUBSIDIARY COMPANIES
December 31, 2025

SUBSIDIARY COMPANIES	STATE OF ORGANIZATION

ADI FINANCIAL, LLC	ILLINOIS
ADI HOLDING COMPANY, LLC	DELAWARE
ADI INVESTMENT COMPANY OF FRESNO	CALIFORNIA
ADI INVESTMENT COMPANY OF LOS ANGELES, INC.	INDIANA
ADI INVESTMENT COMPANY OF OKLAHOMA CITY, LLC	OKLAHOMA
ADI INVESTMENT COMPANY, LLC	DELAWARE
ADI INVESTMENT CORPORATION	DELAWARE
ADI LEASING COMPANY, LLC	DELAWARE
ADI MANAGEMENT SERVICES, LLC	DELAWARE
ADI OPERATING COMPANY, LLC	DELAWARE
ADI WIRELESS INVESTMENT, INC.	DELAWARE
ADIOC NEBRASKA/KANSAS, INC.	DELAWARE
ADIOC NEBRASKA/KANSAS, LLC	DELAWARE
ADIOC OF BANGOR, INC.	MAINE
ADIOC OF CEDAR RAPIDS, INC.	DELAWARE
ADIOC OF CENTRAL ILLINOIS, LLC	ILLINOIS
ADIOC OF CUMBERLAND, LLC	DELAWARE
ADIOC OF DUBUQUE, INC.	IOWA
ADIOC OF GREATER IOWA, LLC	DELAWARE
ADIOC OF GREATER MISSOURI, LLC	DELAWARE
ADIOC OF GREATER NORTH CAROLINA, LLC	DELAWARE
ADIOC OF GREATER OKLAHOMA, LLC	OKLAHOMA
ADIOC OF JACKSONVILLE, LLC	DELAWARE
ADIOC OF KNOXVILLE, INC.	TENNESSEE
ADIOC OF LACROSSE, LLC	DELAWARE
ADIOC OF MEDFORD, INC.	OREGON
ADIOC OF OREGON RSA # 5, INC.	DELAWARE
ADIOC OF PENNSYLVANIA RSA NO. 10-B2, LLC	DELAWARE
ADIOC OF RICHLAND, INC.	WASHINGTON
ADIOC OF SOUTH CAROLINA RSA # 4, INC.	SOUTH CAROLINA
ADIOC OF VIRGINIA RSA # 3, INC.	VIRGINIA
ADIOC OF WASHINGTON-4, INC.	DELAWARE
ADIOC OF YAKIMA, INC.	WASHINGTON
ADVANTAGE SPECTRUM, L.P.	DELAWARE
BANGOR CELLULAR TELEPHONE, L.P.	DELAWARE
CALIFORNIA RURAL SERVICE AREA #1, INC.	CALIFORNIA
CEDAR RAPIDS CELLULAR TELEPHONE, L.P.	DELAWARE
CELLVEST, INC.	DELAWARE
CENTRAL CELLULAR TELEPHONES, LTD.	ILLINOIS
CHAMPLAIN CELLULAR, INC.	NEW YORK
COMMUNITY CELLULAR TELEPHONE COMPANY	TEXAS
CROWN POINT CELLULAR, INC.	NEW YORK
DUBUQUE CELLULAR TELEPHONE, L.P.	DELAWARE
HARDY CELLULAR TELEPHONE COMPANY	DELAWARE
IOWA RSA # 3, INC.	DELAWARE
IOWA RSA # 9, INC.	DELAWARE

IOWA RSA # 12, INC.	DELAWARE
JACKSONVILLE CELLULAR PARTNERSHIP	NORTH CAROLINA
JACKSONVILLE CELLULAR TELEPHONE COMPANY	NORTH CAROLINA
KANSAS #15 LIMITED PARTNERSHIP	DELAWARE
KENOSHA CELLULAR TELEPHONE, L.P.	DELAWARE
KING STREET WIRELESS, LLC	DELAWARE
KING STREET WIRELESS, L.P.	DELAWARE
MADISON CELLULAR TELEPHONE COMPANY	WISCONSIN
MAINE RSA # 1, INC.	MAINE
MAINE RSA # 4, INC.	MAINE
MCDANIEL CELLULAR TELEPHONE COMPANY	DELAWARE
MINNESOTA INVCO OF RSA # 7, INC.	DELAWARE
NEWPORT CELLULAR, INC.	NEW YORK
NH #1 RURAL CELLULAR, INC.	NEW HAMPSHIRE
OREGON RSA #2, INC.	OREGON
PCS WISCONSIN, LLC	WISCONSIN
RACINE CELLULAR TELEPHONE COMPANY	WISCONSIN
SUNSHINE SPECTRUM, LLC	DELAWARE
TEXAS INVCO OF RSA # 6, INC.	DELAWARE
TOWNSHIP CELLULAR TELEPHONE, INC.	DELAWARE
VERMONT RSA NO. 2-B2, INC.	DELAWARE
WASHINGTON RSA # 5, INC.	WASHINGTON
WESTELCOM CELLULAR, INC.	NEW YORK
WESTERN SUB-RSA LIMITED PARTNERSHIP	DELAWARE
YAKIMA MSA LIMITED PARTNERSHIP	DELAWARE